news

FOR IMMEDIATE RELEASE

May 20, 2011

Energy Announces Investor Conference Call to Discuss Gas Price Realizations

DENVER, CO, May 20, 2011: PDC Energy (the "Company" or "PDC") (NASDAQ: PETD) today announced the Company will host a conference call on Monday, May 23, 2011 to  provide additional detail on previously announced gas price realizations.  Conference call materials will be available on the Company's website, www.petd.com, at the time of the call.

Conference Call and Webcast:
Date/Time:  Monday, May 23, 2011, 1:00 p.m. EDT
Webcast available at: www.petd.com
Domestic Dial-In (toll free): 877-312-5520
International Dial-In: 253-237-1142
Conference ID: 69692369

Replay Numbers:
Domestic (toll free): 800-642-1687
International Dial-In: 706-645-9291
Conference ID: 69692369

Upcoming Conference Presentations

PDC is scheduled to present at Hart Energy’s Developing Unconventional Oil Conference in Denver, Colorado on May 25, 2011.  Please see the Company’s website for full details.

About PDC Energy

PDC Energy is an independent energy company engaged in the development, production and marketing of natural gas and oil.  Its operations are focused in the Rocky Mountains with additional operations in the Appalachian and Permian Basins.  PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index of Companies.

Contact:             Marti Dowling
Manager Investor Relations
303-831-3926
ir@petd.com